Exhibit 99.1

Alcoa Corporation Reports Second Quarter 2026 Results

PITTSBURGH--(BUSINESS WIRE)--July 16, 2026--Alcoa Corporation (NYSE: AA; ASX: AAI) (Alcoa or the Company) today reported results for the second quarter 2026 that included record quarterly revenue, strong operational performance, and progress on multiple smelter capacity restarts, in addition to the announced acquisition of South32 Limited’s (South32) interests in its bauxite, alumina, and aluminum assets.

Financial Results and Highlights

M, except per share amounts	2Q26	1Q26	2Q25
Revenue	$3,966	$3,193	$3,018
Net income attributable to Alcoa Corporation	$407	$425	$164
Earnings per common share	$1.53	$1.60	$0.62
Adjusted net income attributable to Alcoa Corporation	$562	$373	$103
Adjusted earnings per common share	$2.12	$1.40	$0.39
Adjusted EBITDA excluding special items	$901	$595	$313

•
Revenue increased to a quarterly record of $4 billion, a 24 percent increase sequentially
•
Recorded net income attributable to Alcoa Corporation of $407 million, or $1.53 per share
•
Adjusted net income attributable to Alcoa Corporation increased 51 percent sequentially to $562 million, or $2.12 per share
•
Adjusted EBITDA excluding special items increased 51 percent sequentially to $901 million
•
Generated $608 million in cash from operations; free cash flow was $422 million
•
Finished the second quarter 2026 with a cash balance of $1.4 billion, including the redemption of the remaining $219 million of outstanding 6.125% Senior Notes due 2028 (2028 Notes)
•
Set year-to-date production records at four aluminum smelters and at one alumina refinery
•
Completed negotiations for new collective bargaining agreements in Australia, the U.S., and Canada
•
Executed on strategic initiatives, including:
o
Entered into definitive agreement to acquire South32’s interests in its bauxite, alumina, and aluminum assets (referred to as AliGroup)
o
Reached final investment decision for gallium production plant in Australia
o
Announced $65 million capital investment at the Mosjøen smelter in Norway

“During the second quarter, in addition to delivering strong financial results that captured favorable aluminum prices, our team executed on strategic initiatives, most notably the announced agreement with South32,” said Alcoa President and CEO William F. Oplinger. “We continue to demonstrate operational excellence and positive momentum in our disciplined approach to maximize value creation.”

Second Quarter 2026 Results

•
Production: Alumina production decreased 6 percent sequentially to 2.2 million metric tons primarily related to lower production at the Pinjarra, Australia refinery as instability that began in late March was further exacerbated by gas supply disruptions associated with Cyclone Narelle. In the Aluminum segment, production increased 5 percent sequentially to 636,000 metric tons primarily due the completion of the San Ciprián, Spain smelter restart on April 7, 2026, continued progress on the Alumar, Brazil smelter restart, and completion of capacity restarts at the Lista, Norway and Portland, Australia smelters.
•
Shipments: In the Alumina segment, third-party shipments of alumina were flat sequentially at 1.6 million metric tons, as shipments in Australia delayed from March 2026 were completed in the second quarter 2026, partially offset by decreased trading activity and lower production at the Pinjarra refinery. In Aluminum, total shipments increased 18 percent sequentially primarily due to shipments of inventory repositioned within North America in the first quarter 2026 and increased production related to capacity restarts.
•
Revenue: The Company’s total third-party revenue of $4.0 billion increased 24 percent sequentially. In the Alumina segment, third-party revenue decreased 3 percent on lower volumes and price from bauxite offtake and supply agreements, partially offset by favorable currency impacts. In the Aluminum segment, third-party revenue increased 31 percent on higher shipments, including higher value add product sales, and an increase in average realized third-party price, partially offset by impacts from certain energy contracts linked to metal pricing and lower third-party energy sales.
•
Net income attributable to Alcoa Corporation was $407 million, or $1.53 per share. Sequentially, the results reflect unfavorable mark-to-market changes on the Saudi Arabian Mining Company (Ma’aden) shares and energy contracts; unfavorable currency impacts, primarily due to the non-recurrence of gains recognized in Other income in the first quarter 2026; unfavorable energy impacts; and higher production costs in the Alumina segment; partially offset by higher aluminum prices and shipments.
•
Adjusted net income attributable to Alcoa Corporation was $562 million, or $2.12 per share, excluding the impact from net special items of $155 million. Notable special items include a mark-to-market loss on the Ma’aden shares of $123 million and mark-to-market losses on energy contracts of $45 million.
•
Adjusted EBITDA excluding special items was $901 million, a sequential increase of $306 million primarily due to higher aluminum prices and shipments, partially offset by higher production costs in the Alumina segment primarily at the Pinjarra refinery; increased tariff costs on imported aluminum; higher energy prices, primarily fuel oil and diesel increases associated with the Middle East conflict; and lower third-party energy sales.
•
Cash: Alcoa ended the quarter with a cash balance of $1.4 billion. Cash provided from operations was $608 million. Cash used for financing activities was $353 million, primarily related to the $219 million redemption of outstanding 2028 Notes, $109 million of payments on short-term borrowings primarily associated with inventory repositioning in the first quarter 2026, and $26 million of cash dividends on stock. Cash used for investing activities was $203 million, primarily related to capital expenditures of $186 million and equity investment contributions of $40 million. Free cash flow was $422 million.
•
Working capital: For the second quarter, Receivables from customers of $1.5 billion, Inventories of $2.3 billion and Accounts payable, trade of $1.9 billion comprised DWC working capital. Alcoa reported 46 days working capital, a sequential decrease of 2 days primarily due to a decrease in inventory days, partially offset by a decrease in accounts payable days, both on higher sales.

Key Actions

Strategic

•
AliGroup acquisition: On June 30, 2026, Alcoa entered into a definitive agreement to acquire South32’s interests in its bauxite, alumina, and aluminum assets in Australia, Brazil, and South Africa for upfront consideration of approximately $4.1 billion, plus a contingent value right of up to $750 million. The transaction reinforces Alcoa’s position as a leading pure-play upstream aluminum company, while strengthening its global portfolio, enhancing competitiveness, and creating long-term value for shareholders by unlocking synergies.
•
Gallium joint venture: On July 14, 2026, Alcoa and the government and industry partners of Australia, Japan, and the United States announced a final investment decision for a gallium production plant to be co-located at the Wagerup refinery in Australia.
•
Mosjøen casthouse: On May 11, 2026, Alcoa announced a $65 million investment to expand foundry production capabilities to include recycled content in the casting process at its Mosjøen smelter in Norway. The upgrade project is expected to be completed in phases, with commissioning and ramp-up scheduled to progress throughout 2028.

Financial

•
Note redemption: On May 15, 2026, the Company redeemed the remaining $219 million aggregate principal amount of its outstanding 6.125% notes due in 2028 at a price equal to 100% of the principal amount, plus accrued and unpaid interest. The redemption was funded using cash on hand.

Operational

•
Western Australia collective bargaining agreement: On July 2, 2026, a new four-year collective bargaining agreement was ratified with the Australian Workers Union (AWU), representing approximately 1,400 employees across the mining and refining operations in Western Australia.
•
USW collective bargaining agreement: On June 15, 2026, Alcoa announced the ratification of a new four-year collective bargaining agreement with the United Steelworkers (USW) at the Company’s U.S. smelters, representing approximately 1,000 employees at Warrick, Indiana and Massena, New York.
•
ABI collective bargaining agreements: On May 5, 2026, the Company announced that new five-year collective bargaining agreements were ratified with the United Steelworkers in Canada (Syndicat des Métallos) at the ABI smelter in Québec, Canada, representing approximately 1,000 employees.

2026 Outlook

The Company does not provide reconciliations of the forward-looking non-GAAP financial measures Adjusted EBITDA and Adjusted Net Income, including transformation, intersegment eliminations and other corporate Adjusted EBITDA; operational tax expense; and other expense; each excluding special items, to the most directly comparable forward-looking GAAP financial measures because it is impractical to forecast certain special items, such as restructuring charges and mark-to-market contracts, without unreasonable efforts due to the variability and complexity associated with predicting the occurrence and financial impact of such special items. For the same reasons, the Company is unable to address the probable significance of the unavailable information, which could be material to future results.

The Company has decreased its 2026 projection for alumina production to range between 9.5 and 9.6 million metric tons, a reduction of between 0.2 and 0.3 million metric tons from the prior projection. The Company has also decreased its 2026 projection for alumina shipments to range between 11.5 and 11.6 million metric tons, a reduction of between 0.3 and 0.4 million metric tons from the prior projection. The reductions are primarily due to lower production at the Pinjarra refinery as instability that began in late March was further exacerbated by gas supply disruptions associated with Cyclone Narelle. The overall difference between production and shipments reflects trading volumes and externally sourced alumina to fulfill customer contracts.

Alcoa expects 2026 total Aluminum segment production and shipments to remain unchanged from its prior projection, ranging between 2.4 and 2.6 million metric tons, and between 2.6 and 2.8 million metric tons, respectively.

Within the third quarter 2026 Alumina Segment Adjusted EBITDA, the Company expects sequential favorable net impacts of approximately $10 million due to recovered stability at the Pinjarra refinery and lower energy prices, partially offset by planned maintenance at the Alumar refinery and Juruti mine in Brazil.

For the third quarter 2026 Aluminum Segment Adjusted EBITDA, Alcoa expects sequential favorable impacts from efficiencies at higher production rates to fully offset higher carbon prices and seasonally lower third-party energy sales in Brazil. Based on recent pricing and expected lower shipments, Section 232 tariff costs on U.S. imports of aluminum from Canada are expected to decrease by approximately $10 million sequentially. Alumina costs in the Aluminum segment are expected to be unfavorable by approximately $10 million sequentially.

Based on current alumina and aluminum market conditions, Alcoa expects third quarter 2026 operational tax expense to approximate $80 million to $90 million, which may vary with market conditions and jurisdictional profitability.

Conference Call

Alcoa will hold its quarterly conference call at 5:00 p.m. Eastern Daylight Time (EDT) / 7:00 a.m. Australian Eastern Standard Time (AEST) on Thursday, July 16, 2026 / Friday, July 17, 2026, to present second quarter 2026 financial results and discuss the business, developments, and market conditions.

The call will be webcast via the Company’s homepage on www.alcoa.com. Presentation materials for the call will be available for viewing on the same website at approximately 4:15 p.m. EDT on July 16, 2026 / 6:15 a.m. AEST on July 17, 2026. Call information and related details are available under the “Investors” section of www.alcoa.com.

Dissemination of Company Information

Alcoa intends to make future announcements regarding company developments and financial performance through its website, www.alcoa.com, as well as through press releases, filings with the Securities and Exchange Commission, conference calls, media broadcasts, and webcasts. Alcoa does not incorporate the information contained on, or accessible through, its corporate website or such other websites or platforms referenced herein into this press release.

About Alcoa Corporation

Alcoa Corporation is a global industry leader in bauxite, alumina and aluminum products with a vision to build a legacy of excellence for future generations. With a values-based approach that encompasses integrity, operating excellence, care for people and courageous leadership, our purpose is to Turn Raw Potential into Real Progress. Since developing the process that made aluminum an affordable and vital part of modern life, our talented Alcoans have developed breakthrough innovations and best practices that have led to greater safety, efficiency, sustainability and stronger communities wherever we operate.

Discover more by visiting www.alcoa.com. Follow us on our social media channels: Facebook, Instagram, X, YouTube and LinkedIn.

Cautionary Statement on Forward-Looking Statements

This press release contains statements that relate to future events and expectations and as such constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements include those containing such words as “aims,” “ambition,” “anticipates,” “believes,” “could,” “develop,” “endeavors,” “estimates,” “expects,” “forecasts,” “goal,” “intends,” “may,” “outlook,” “potential,” “plans,” “projects,” “reach,” “seeks,” “sees,” “should,” “strive,” “targets,” “will,” “working,” “would,” or other words of similar meaning. All statements by Alcoa that reflect expectations, assumptions or projections about the future, other than statements of historical fact, are forward-looking statements, including, without limitation, statements regarding Alcoa’s proposed transaction to acquire South32 Limited’s interests in bauxite mine, alumina refinery, and aluminum smelter operations (the proposed transaction); the ability of the parties to complete the proposed transaction on the expected timeline or at all considering the closing conditions; the expected benefits of the proposed transaction, including the anticipated synergies and earnings per share and free cash flow accretion; the competitive ability and position following completion of the proposed transaction; the ability to complete any proposed debt financing in connection with the proposed transaction; forecasts concerning global demand growth for bauxite, alumina, and aluminum, and supply/demand balances; statements, projections or forecasts of future or targeted financial results, or operating performance (including our ability to execute on strategies related to environmental, social and governance matters); statements about strategies, outlook, and business and financial prospects (including related to production and shipments); and statements about capital allocation and return of capital. These statements reflect beliefs and assumptions that are based on Alcoa’s perception of historical trends, current conditions, and expected future developments, as well as other factors that management believes are appropriate in the circumstances. Forward-looking statements are not guarantees of future performance and are subject to known and unknown risks, uncertainties, and changes in circumstances that are difficult to predict. Although Alcoa believes that the expectations reflected in any forward-looking statements are based on reasonable assumptions, it can give no assurance that these expectations will be attained and it is possible that actual results may differ materially from those indicated by these forward-looking statements due to a variety of risks and uncertainties. Such risks and uncertainties include, but are not limited to: (a) the non-satisfaction or non-waiver, on a timely basis or otherwise, of one or more closing conditions to the proposed transaction; (b) the prohibition or delay of the consummation of the proposed transaction by a governmental entity; (c) the risk that the proposed transaction may not be completed in the expected time frame or at all; (d) unexpected costs, charges or expenses resulting from the proposed transaction; (e) uncertainty of the expected financial performance following completion of the proposed transaction; (f) uncertainty of any contingent payment required to be made in connection with the proposed transaction following completion; (g) failure to realize the anticipated benefits of the proposed transaction; (h) the occurrence of any event that could give rise to termination of the proposed transaction; (i) potential litigation in connection with the proposed transaction or other settlements or investigations that may affect the timing or occurrence of the contemplated transaction or result in significant costs of defense, indemnification and liability; (j) the impact of global economic conditions on the aluminum industry and aluminum end-use markets; (k) volatility and declines in aluminum and alumina demand and pricing, including global, regional, and product-specific prices, or significant changes in production costs which are linked to the London Metal Exchange (LME) or other commodities; (l) the disruption of market-driven balancing of global aluminum supply and demand by non-market forces; (m) competitive and complex conditions in global markets; (n) our ability to obtain, maintain, or renew permits or approvals necessary for our mining operations; (o) rising energy costs and interruptions or uncertainty in energy supplies; (p) unfavorable changes in the cost, quality, or availability of raw materials or other key inputs, or by disruptions in the supply chain; (q) economic, political, and social conditions, including the impact of trade policies, tariffs, and adverse industry publicity; (r) legal proceedings, investigations, or changes in foreign and/or U.S. federal, state, or local laws, regulations, or policies; (s) changes in tax laws or exposure to additional tax liabilities; (t) climate change, climate change legislation or regulations, and efforts to reduce emissions and build operational resilience to extreme weather conditions; (u) disruptions in the global economy caused by ongoing regional conflicts and wars; (v) fluctuations in foreign currency exchange rates and interest rates, inflation and other economic factors in the countries in which we operate; (w) global competition within and beyond the aluminum industry; (x) our ability to achieve our strategies or expectations relating to environmental, social, and governance considerations; (y) claims, costs, and liabilities related to health, safety and environmental laws, regulations, and other requirements in the jurisdictions in which we operate; (z) liabilities resulting from impoundment structures, which could impact the environment or cause exposure to hazardous substances or other damage; (aa) dilution of the ownership position of the Company’s stockholders (including as a result of the proposed transaction), price volatility, and other impacts on the price of Alcoa common stock by the secondary listing of the Alcoa common stock on the Australian Securities Exchange; (bb) our ability to obtain or maintain adequate insurance coverage; (cc) our ability to execute on our strategy to reduce complexity and optimize our asset portfolio and to realize the anticipated benefits from announced plans, programs, initiatives relating to our portfolio, capital investments, and developing technologies; (dd) our ability to integrate and achieve intended results from joint ventures, other strategic alliances, and strategic business transactions; (ee) significant declines in the market value of our marketable securities; (ff) our ability to fund capital expenditures; (gg) deterioration in our credit profile or increases in interest rates; (hh) impacts on our current and future operations due to our indebtedness and our ability to reduce indebtedness; (ii) our ability to continue to return capital to our stockholders through the payment of cash dividends and/or the repurchase of our common stock; (jj) cyber attacks, security breaches, system failures, software or application vulnerabilities, or other cyber incidents; (kk) labor market conditions, union disputes and other employee relations issues; and (ll) the other risk factors discussed in Alcoa’s Annual Report on Form 10-K for the fiscal year ended December 31, 2025 and other reports filed by Alcoa with the Securities and Exchange Commission (SEC).

Certain illustrative pro forma information included in certain investor materials may differ materially from pro forma information included in SEC filings, including the Registration Statement (as defined below). Alcoa cautions readers not to place undue reliance upon any such forward-looking statements, which speak only as of the date they are made. These risks, as well as other risks associated with the proposed transaction, will be more fully discussed in the Registration Statement. Alcoa disclaims any obligation to update publicly any forward-looking statements, whether in response to new information, future events or otherwise, except as required by applicable law. Neither Alcoa nor any other person assumes responsibility for the accuracy and completeness of any of these forward-looking statements.

No Offer or Solicitation

This press release is for informational purposes and is not intended to, and shall not, constitute an offer to sell or the solicitation of an offer to sell or the solicitation of an offer to buy any securities or a solicitation of any vote of approval, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction.

Additional Information and Where to Find It

This press release relates to the proposed transaction. In connection with the proposed transaction, Alcoa plans to file with the SEC relevant materials, including a registration statement on Form S-4 that will include a prospectus of Alcoa (including documents incorporated by reference therein, the Registration Statement). This communication is not a substitute for the Registration Statement or any other document that Alcoa may file with the SEC in connection with the proposed transaction. Before making any investment decision, Alcoa’s investors and shareholders are urged to read the Registration Statement and all relevant documents filed or to be filed with the SEC, as well as any amendments or supplements to those documents, when they become available, because they will contain important information about Alcoa and the proposed transaction.

Alcoa’s investors and shareholders will be able to obtain a free copy of the Registration Statement, as well as other filings containing information about Alcoa, free of charge, at the SEC’s website (www.sec.gov). Copies of the Registration Statement and other documents filed by Alcoa with the SEC may be obtained, without charge, by contacting Alcoa through its website at https://investors.alcoa.com/.

Non-GAAP Financial Measures

This press release contains reference to certain financial measures that are not calculated and presented in accordance with generally accepted accounting principles in the United States (GAAP). Alcoa Corporation believes that the presentation of these non-GAAP financial measures is useful to investors because such measures provide both additional information about the operating performance of Alcoa Corporation and insight on the ability of Alcoa Corporation to meet its financial obligations by adjusting the most directly comparable GAAP financial measure for the impact of, among others, “special items” as defined by the Company, non-cash items in nature, and/or nonoperating expense or income items. The presentation of non-GAAP financial measures is not intended to be a substitute for, and should not be considered in isolation from, the financial measures reported in accordance with GAAP. Certain definitions, reconciliations to the most directly comparable GAAP financial measures and additional details regarding management’s rationale for the use of the non-GAAP financial measures can be found in the schedules to this release.

Alcoa Corporation and subsidiaries

Statement of Consolidated Operations (unaudited)

(dollars in millions, except per-share amounts)

	Quarter Ended
	June 30, 2026	March 31, 2026	June 30, 2025
Sales	$3,966	$3,193	$3,018

Cost of goods sold (exclusive of expenses below)	2,967	2,512	2,652
Selling, general administrative, and other expenses	101	83	82
Research and development expenses	11	10	12
Provision for depreciation, depletion, and amortization	173	162	153
Restructuring and other charges, net	(4)	18	14
Interest expense	36	35	56
Other expenses (income), net	200	(126)	(112)
Total costs and expenses	3,484	2,694	2,857

Income before income taxes	482	499	161
Provision for income taxes	73	82	10

Net income	409	417	151

Less: Net income (loss) attributable to noncontrolling interest	2	(8)	(13)

NET INCOME ATTRIBUTABLE TO ALCOA CORPORATION	$407	$425	$164

EARNINGS PER SHARE ATTRIBUTABLE TO ALCOA CORPORATION COMMON SHAREHOLDERS(1):
Basic:
Net income	$1.54	$1.61	$0.63
Average number of common shares	263,888,206	263,650,023	258,900,166

Diluted:
Net income	$1.53	$1.60	$0.62
Average number of common shares	265,957,129	265,689,699	260,344,776

(1)
For the quarter ended June 30, 2025, dividends paid on preferred stock were $1 and undistributed earnings of $1 were allocated to preferred stock under the two-class method required by GAAP.

Alcoa Corporation and subsidiaries

Statement of Consolidated Operations (unaudited)

(dollars in millions, except per-share amounts)

	Six Months Ended
	June 30, 2026	June 30, 2025
Sales	$7,159	$6,387

Cost of goods sold (exclusive of expenses below)	5,479	5,090
Selling, general administrative, and other expenses	184	153
Research and development expenses	21	24
Provision for depreciation, depletion, and amortization	335	301
Restructuring and other charges, net	14	19
Interest expense	71	109
Other expenses (income), net	74	(138)
Total costs and expenses	6,178	5,558

Income before income taxes	981	829
Provision for income taxes	155	130

Net income	826	699

Less: Net loss attributable to noncontrolling interest	(6)	(13)

NET INCOME ATTRIBUTABLE TO ALCOA CORPORATION	$832	$712

EARNINGS PER SHARE ATTRIBUTABLE TO ALCOA CORPORATION COMMON SHAREHOLDERS(1):
Basic:
Net income	$3.15	$2.71
Average number of common shares	263,769,772	258,824,453

Diluted:
Net income	$3.13	$2.69
Average number of common shares	265,781,941	260,283,168

(1)
For the six months ended June 30, 2025, dividends paid on preferred stock were $1 and undistributed earnings of $10 were allocated to preferred stock under the two-class method required by GAAP.

Alcoa Corporation and subsidiaries

Consolidated Balance Sheet (unaudited)

(in millions)

	June 30, 2026	December 31, 2025
ASSETS
Current assets:
Cash and cash equivalents	$1,352	$1,597
Receivables from customers	1,538	1,064
Other receivables	176	204
Inventories	2,340	2,177
Fair value of derivative instruments	83	49
Prepaid expenses and other current assets(1)	396	378
Total current assets	5,885	5,469
Properties, plants, and equipment	21,102	20,537
Less: accumulated depreciation, depletion, and amortization	14,203	13,837
Properties, plants, and equipment, net	6,899	6,700
Investments	527	477
Noncurrent marketable securities	1,360	1,397
Deferred income taxes	677	687
Fair value of derivative instruments	25	34
Other noncurrent assets(2)	1,480	1,365
Total assets	$16,853	$16,129
LIABILITIES
Current liabilities:
Accounts payable, trade	$1,860	$1,938
Accrued compensation and retirement costs	370	383
Taxes, including income taxes	275	294
Fair value of derivative instruments	494	467
Other current liabilities	834	718
Long-term debt due within one year	1	1
Total current liabilities	3,834	3,801
Long-term debt, less amount due within one year	2,224	2,438
Accrued pension benefits	242	257
Accrued other postretirement benefits	408	427
Asset retirement obligations	1,025	1,120
Environmental remediation	209	206
Fair value of derivative instruments	880	1,134
Noncurrent income taxes	64	65
Other noncurrent liabilities and deferred credits	530	487
Total liabilities	9,416	9,935
MEZZANINE EQUITY
Noncontrolling interest	67	76
EQUITY
Common stock	3	3
Additional capital	11,594	11,575
Retained earnings (deficit)	508	(271)
Accumulated other comprehensive loss	(4,735)	(5,189)
Total equity	7,370	6,118
Total liabilities, mezzanine equity, and equity	$16,853	$16,129

(1)
This line item includes $72 and $25 of current restricted cash at June 30, 2026 and December 31, 2025, respectively.
(2)
This line item includes $70 and $70 of noncurrent restricted cash at June 30, 2026 and December 31, 2025, respectively.

Alcoa Corporation and subsidiaries

Statement of Consolidated Cash Flows (unaudited)

(in millions)

	Six Months Ended June 30,
	2026	2025
CASH FROM OPERATIONS
Net income	$826	$699
Adjustments to reconcile net income to cash from operations:
Depreciation, depletion, and amortization	335	301
Deferred income taxes	(59)	72
Equity loss (income), net of dividends	9	(4)
Restructuring and other charges, net	14	19
Net loss from investing activities – asset and investment sales	—	2
Mark-to-market loss on noncurrent marketable securities	35	—
Net periodic pension benefit cost	13	9
Stock-based compensation	30	23
Loss (gain) on mark-to-market derivative financial contracts	58	(82)
Other	31	49
Changes in assets and liabilities, excluding effects of divestitures and foreign currency translation adjustments:
(Increase) decrease in receivables	(440)	149
Increase in inventories	(128)	(111)
Decrease in prepaid expenses and other current assets	53	127
Decrease in accounts payable, trade	(101)	(233)
Increase (decrease) in accrued expenses	34	(148)
Increase (decrease) in taxes, including income taxes	11	(106)
Pension contributions	(6)	(14)
Increase in noncurrent assets	(131)	(97)
Decrease in noncurrent liabilities	(155)	(92)
CASH PROVIDED FROM OPERATIONS	429	563

FINANCING ACTIVITIES
Additions to debt	104	1,040
Payments on debt	(332)	(990)
Dividends paid on Alcoa preferred stock	—	(1)
Dividends paid on Alcoa common stock	(53)	(52)
Payments related to tax withholding on stock-based compensation awards	(11)	(5)
Financial contributions for the divestiture of businesses	—	(5)
Contributions from noncontrolling interest	—	27
Other	(1)	(4)
CASH (USED FOR) PROVIDED FROM FINANCING ACTIVITIES	(293)	10

INVESTING ACTIVITIES
Capital expenditures	(305)	(224)
Proceeds from the sale of assets	5	—
Additions to investments	(55)	(29)
Sale of investments	2	11
Other	21	2
CASH USED FOR INVESTING ACTIVITIES	(332)	(240)

EFFECT OF EXCHANGE RATE CHANGES ON CASH AND CASH EQUIVALENTS AND RESTRICTED CASH	(2)	35
Net change in cash and cash equivalents and restricted cash	(198)	368
Cash and cash equivalents and restricted cash at beginning of year	1,692	1,234
CASH AND CASH EQUIVALENTS AND RESTRICTED CASH AT END OF PERIOD	$1,494	$1,602

Alcoa Corporation and subsidiaries

Segment Information (unaudited)

(dollars in millions, except realized prices; dry metric tons in millions (mdmt); metric tons in thousands (kmt))

	1Q25	2Q25	3Q25	4Q25	2025	1Q26	2Q26
Alumina:
Bauxite production (mdmt)	9.5	9.3	9.3	9.4	37.5	9.1	8.3
Third-party bauxite shipments (mdmt)	3.0	2.9	1.7	2.4	10.0	2.1	1.5
Alumina production (kmt)	2,355	2,351	2,453	2,481	9,640	2,355	2,218
Third-party alumina shipments (kmt)	2,105	2,195	2,205	2,324	8,829	1,611	1,618
Intersegment alumina shipments (kmt)	1,093	1,089	1,112	1,177	4,471	1,186	1,142
Produced alumina shipments (kmt)	2,316	2,384	2,448	2,514	9,662	2,206	2,288
Average realized third-party price per metric ton of alumina	$575	$378	$377	$341	$415	$324	$334
Adjusted operating cost per metric ton of produced alumina shipped	$312	$323	$318	$314	$317	$334	$368

Third-party bauxite sales	$243	$208	$113	$173	$737	$124	$85
Third-party alumina sales	1,220	843	841	806	3,710	533	552
Intersegment alumina sales	712	467	474	457	2,110	445	453
Adjusted operating costs(1)	723	770	779	789	3,061	737	843
Other segment items(2)	788	609	582	635	2,614	405	343
Segment Adjusted EBITDA(3)	$664	$139	$67	$12	$882	$(40)	$(96)

Depreciation and amortization	$76	$80	$88	$86	$330	$86	$96
Equity income (loss)	$15	$(9)	$—	$—	$6	$—	$—

Aluminum:
Aluminum production (kmt)	564	572	579	604	2,319	607	636
Total aluminum shipments (kmt)	609	634	612	667	2,522	613	726
Produced aluminum shipments (kmt)	567	581	576	625	2,349	580	680
Average realized third-party price per metric ton of aluminum	$3,213	$3,143	$3,374	$3,749	$3,376	$4,209	$4,752
Adjusted operating cost per metric ton of produced aluminum shipped	$2,775	$2,718	$2,441	$2,478	$2,600	$2,468	$2,481

Third-party sales	$1,901	$1,956	$2,040	$2,462	$8,359	$2,536	$3,330
Intersegment sales	4	5	5	6	20	5	5
Adjusted operating costs(1)	1,574	1,578	1,406	1,549	6,107	1,430	1,688
Other segment items(2)	197	286	332	399	1,214	417	574
Segment Adjusted EBITDA(3)	$134	$97	$307	$520	$1,058	$694	$1,073

Depreciation and amortization	$67	$66	$67	$70	$270	$71	$71
Equity (loss) income	$(6)	$3	$—	$—	$(3)	$—	$—

Reconciliation of Total Segment Adjusted EBITDA to Consolidated net income attributable to Alcoa Corporation:
Total Segment Adjusted EBITDA(3)	$798	$236	$374	$532	$1,940	$654	$977
Unallocated amounts:
Transformation(4)	(12)	(21)	(20)	(27)	(80)	(27)	(23)
Intersegment eliminations	103	135	(39)	53	252	7	2
Corporate expenses(5)	(37)	(45)	(42)	(26)	(150)	(39)	(60)
Provision for depreciation, depletion, and amortization	(148)	(153)	(160)	(162)	(623)	(162)	(173)
Impairment of goodwill	—	—	—	(144)	(144)	—	—
Restructuring and other charges, net	(5)	(14)	(885)	(14)	(918)	(18)	4
Interest expense	(53)	(56)	(33)	(16)	(158)	(35)	(36)
Other income (expenses), net	26	112	1,034	(115)	1,057	126	(200)
Other(6)	(4)	(33)	(62)	(13)	(112)	(7)	(9)
Consolidated income before income taxes	668	161	167	68	1,064	499	482
(Provision for) benefit from income taxes	(120)	(10)	51	134	55	(82)	(73)
Net loss (income) attributable to noncontrolling interest	—	13	14	11	38	8	(2)
Consolidated net income attributable to Alcoa Corporation	$548	$164	$232	$213	$1,157	$425	$407

The difference between segment totals and consolidated amounts is in Corporate.

(1)
Adjusted operating costs include all production related costs for alumina or aluminum produced and shipped: raw materials consumed; conversion costs, such as labor, materials, and utilities; and plant administrative expenses.
(2)
Other segment items include costs associated with trading activity, the Alumina segment’s purchase of bauxite from offtake or other supply agreements, the Alumina segment’s commercial shipping services, and the Aluminum segment’s energy assets; other direct and non-production related charges, including tariff costs; Selling, general administrative, and other expenses; and Research and development expenses.
(3)
Alcoa Corporation’s definition of Adjusted EBITDA (Earnings before interest, taxes, depreciation, and amortization) is net margin plus an add-back for depreciation, depletion, and amortization. Net margin is equivalent to Sales minus the following items: Cost of goods sold; Selling, general administrative, and other expenses; Research and development expenses; and Provision for depreciation, depletion, and amortization. The Adjusted EBITDA presented may not be comparable to similarly titled measures of other companies.
(4)
Transformation includes, among other items, the Adjusted EBITDA of previously closed operations.
(5)
Corporate expenses are composed of general administrative and other expenses of operating the corporate headquarters and other global administrative facilities, as well as research and development expenses of the corporate technical center.
(6)
Other includes certain items that are not included in the Adjusted EBITDA of the reportable segments.

Alcoa Corporation and subsidiaries

Calculation of Financial Measures (unaudited)

(in millions, except per-share amounts)

Adjusted Income	Quarter ended
	June 30, 2026	March 31, 2026	June 30, 2025
Net income attributable to Alcoa Corporation	$407	$425	$164

Special items:
Restructuring and other charges, net	(4)	18	14
Other special items(1)	196	(104)	(77)
Discrete and other tax items impacts(2)	3	13	3
Tax impact on special items(3)	(40)	22	1
Noncontrolling interest impact(3)	—	(1)	(2)
Subtotal	155	(52)	(61)

Net income attributable to Alcoa Corporation – as adjusted	$562	$373	$103

Diluted EPS(4):
Net income attributable to Alcoa Corporation common shareholders	$1.53	$1.60	$0.62

Net income attributable to Alcoa Corporation common shareholders – as adjusted	$2.12	$1.40	$0.39

Net income attributable to Alcoa Corporation – as adjusted and Diluted EPS – as adjusted are non-GAAP financial measures. Management believes these measures are meaningful to investors because management reviews the operating results of Alcoa Corporation excluding the impacts of restructuring and other charges, various tax items, and other special items (collectively, “special items”). There can be no assurances that additional special items will not occur in future periods. To compensate for this limitation, management believes it is appropriate to consider Net income attributable to Alcoa Corporation and Diluted EPS determined under GAAP as well as Net income attributable to Alcoa Corporation – as adjusted and Diluted EPS – as adjusted.

(1) Other special items include the following:

•
for the quarter ended June 30, 2026, an unfavorable mark-to-market change on the shares of Ma'aden ($123); a net unfavorable change in mark-to-market energy ($45) and foreign exchange ($14) derivative instruments; external costs related to portfolio actions ($12), primarily related to the announced agreement with South32; and, net charges for other special items ($2);
•
for the quarter ended March 31, 2026, a favorable mark-to-market change on the shares of Ma'aden ($88), an insurance settlement for property damage incurred in 2024 ($22), a net unfavorable change in mark-to-market foreign exchange derivative instruments ($20), a net favorable change in mark-to-market energy derivative instruments ($19), costs related to the restart process at the San Ciprián, Spain smelter ($3), external costs related to portfolio actions ($3), and a net benefit for other special items ($1); and,
•
for the quarter ended June 30, 2025, a net favorable change in mark-to-market foreign exchange ($72) and energy ($7) derivative instruments, external costs related to portfolio actions ($6), costs related to the restart process at the San Ciprián smelter ($3), a gain on sale of a non-core investment ($3), and a net benefit for other special items ($4).

(2) Discrete and other tax items are generally unusual or infrequently occurring items, changes in law, items associated with uncertain tax positions, or the effect of measurement-period adjustments and include the following:

•
for the quarter ended June 30, 2026, a net charge for discrete tax items ($3);
•
for the quarter ended March 31, 2026, a net charge for discrete tax items ($13); and,
•
for the quarter ended June 30, 2025, a net charge for discrete tax items ($3).

(3) The tax impact on special items is based on the applicable statutory rates in the jurisdictions where the special items occurred. The noncontrolling interest impact on special items represents Alcoa’s partner’s share of certain special items.

(4) For the quarter ended June 30, 2025, dividends paid on preferred stock were $1 and undistributed earnings of $1 were allocated to preferred stock under the two-class method.

Alcoa Corporation and subsidiaries

Calculation of Financial Measures (unaudited), continued

(in millions)

Adjusted EBITDA	Quarter ended
	June 30, 2026	March 31, 2026	June 30, 2025

Net income attributable to Alcoa Corporation	$407	$425	$164

Add:
Net income (loss) attributable to noncontrolling interest	2	(8)	(13)
Provision for income taxes	73	82	10
Other expenses (income), net	200	(126)	(112)
Interest expense	36	35	56
Restructuring and other charges, net	(4)	18	14
Provision for depreciation, depletion, and amortization	173	162	153

Adjusted EBITDA	887	588	272

Special items(1)	14	7	41

Adjusted EBITDA, excluding special items	$901	$595	$313

Alcoa Corporation’s definition of Adjusted EBITDA (Earnings before interest, taxes, depreciation, and amortization) is net margin plus an add-back for depreciation, depletion, and amortization. Net margin is equivalent to Sales minus the following items: Cost of goods sold; Selling, general administrative, and other expenses; Research and development expenses; and Provision for depreciation, depletion, and amortization. Adjusted EBITDA is a non-GAAP financial measure. Management believes this measure is meaningful to investors because Adjusted EBITDA provides additional information with respect to Alcoa Corporation’s operating performance and the Company’s ability to meet its financial obligations. The Adjusted EBITDA presented may not be comparable to similarly titled measures of other companies.

(1) Special items include the following (see reconciliation of Adjusted Income above for additional information):

•
for the quarter ended June 30, 2026, external costs related to portfolio actions ($12), primarily related to the announced agreement with South32, and charges for other special items ($2). Additionally, the mark-to-market contracts associated with the Portland, Australia smelter generated losses ($5) in Other expenses (income), net which economically increase the cost of power recorded in Cost of goods sold and the mark-to-market contracts associated with the San Ciprián refinery and smelter generated gains ($5) in Other expenses (income), net which economically offset a portion of foreign currency impacts recorded in Cost of goods sold. These non-GAAP reclasses present the total cost of power and net foreign currency impacts within Cost of goods sold.
•
for the quarter ended March 31, 2026, total cost of power and net foreign currency impacts associated with the Portland smelter ($8) and San Ciprián refinery and smelter ($6), respectively, costs related to the restart process at the San Ciprián smelter ($3), external costs related to portfolio actions ($3), and charges for other special items ($3); and,
•
for the quarter ended June 30, 2025, net cost of power associated with the Portland smelter ($30), external costs related to portfolio actions ($6), costs related to the restart process at the San Ciprián smelter ($3), and charges for other special items ($2).

Alcoa Corporation and subsidiaries

Calculation of Financial Measures (unaudited), continued

(in millions)

Free Cash Flow	Quarter ended
	June 30, 2026	March 31, 2026	June 30, 2025
Cash provided from (used for) operations	$608	$(179)	$488

Capital expenditures	(186)	(119)	(131)

Free cash flow	$422	$(298)	$357

Free cash flow is a non-GAAP financial measure. Management believes this measure is meaningful to investors because management reviews cash flows generated from operations after taking into consideration capital expenditures, which are necessary to maintain and expand Alcoa Corporation’s asset base and are expected to generate future cash flows from operations. It is important to note that Free cash flow does not represent the residual cash flow available for discretionary expenditures since other non-discretionary expenditures, such as mandatory debt service requirements, are not deducted from the measure.

Net Debt and Adjusted Net Debt

	June 30, 2026	December 31, 2025
Short-term borrowings	$—	$9
Long-term debt due within one year	1	1
Long-term debt, less amount due within one year	2,224	2,438
Total debt	2,225	2,448

Less: Cash and cash equivalents	1,352	1,597

Net debt	873	851

Plus: Net pension / OPEB liability	573	613

Adjusted net debt	$1,446	$1,464

Net debt is a non-GAAP financial measure. Management believes this measure is meaningful to investors because management assesses Alcoa Corporation’s leverage position after considering available cash that could be used to repay outstanding debt.

Adjusted net debt is also a non-GAAP financial measure. Management believes this measure is meaningful to investors because management also assesses Alcoa Corporation’s leverage position after considering available cash that could be used to repay outstanding debt and net pension/OPEB liability.

Alcoa Corporation and subsidiaries

Calculation of Financial Measures (unaudited), continued

(in millions)

DWC Working Capital and Days Working Capital

	Quarter ended
	June 30, 2026	March 31, 2026	June 30, 2025
Receivables from customers	$1,538	$1,192	$979

Add: Inventories	2,340	2,297	2,220

Less: Accounts payable, trade	(1,860)	(1,771)	(1,633)

DWC working capital	$2,018	$1,718	$1,566

Sales	$3,966	$3,193	$3,018

Number of days in the quarter	91	90	91

Days working capital(1)	46	48	47

DWC working capital and Days working capital are non-GAAP financial measures. Management believes these measures are meaningful to investors because management uses its working capital position to assess Alcoa Corporation’s efficiency in liquidity management.

(1)
Days working capital is calculated as DWC working capital divided by the quotient of Sales and number of days in the quarter.

Contacts

Investor Contact:	Jason Duty	+1 724 316 4366	Jason.M.Duty@alcoa.com
Media Contact:	Sarah Ayer	+1 412 965 7622	Sarah.Ayer@alcoa.com